UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014 (February 26, 2014)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2014, the Board of Directors of Community Health Systems, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), met and approved certain compensation arrangements for the Company’s Named Executive Officers. The Company’s Named Executive Officers are each employees of the Company’s wholly-owned subsidiary, Community Health Systems Professional Services Corporation, and receive no compensation for their services as an officer of the Company. We have included an additional executive officer, William S. Hussey, in this report; Mr. Hussey is expected to be included as a Named Executive Officer in our definitive proxy statement for our annual meeting of stockholders for 2014. The following arrangements were approved:

Incentive Compensation Payments for 2013 under the 2004 Employee Performance Incentive Plan

The following payments in respect of fiscal year 2013 incentive compensation targets, under the Company’s 2004 Employee Performance Incentive Plan (the “Cash Incentive Plan”) were approved, the Named Executive Officers having been found to have met the levels of their performance goals indicated below:

Name and Position	Percentage of Total Target Opportunity Attained	2013 Incentive Compensation Payment
Wayne T. Smith, Chairman and Chief Executive Officer[1]	49% of target	$2,058,000

W. Larry Cash, Director, President of Financial Services, and Chief Financial Officer[2]	49% of target	$735,000

David L. Miller, President and Chief Operating Officer[3]	49% of target	$446,760

William S. Hussey, Division President, Division Operations	62% of target	$569,160

Thomas D. Miller, Division President, Division Operations	48% of target	$442,966

Michael T. Portacci, Division President, Division Operations	16% of target	$134,645

The variation percentage of targets attained for the Company’s CEO and CFO, as compared to the attainment levels for each of the Division Presidents, is explained by the difference in the elements of their respective plans. The plans for the CEO and CFO include only Company level goals, but the Division Presidents’ plans include margin improvement and other goals related the performance of the hospitals, as well as the employed clinical providers, within their respective markets.

[1]	Mr. Smith served as Chairman, President and Chief Executive Officer prior to January 27, 2014.
[2]	Mr. Cash served as Director, Executive Vice President and Chief Financial Officer prior to January 27, 2014.
[3]	Mr. D. Miller served as Division President, Division Operations prior to January 27, 2014.

2014 Incentive Compensation Targets

The Compensation Committee has also established performance goals for each of the Named Executive Officers for fiscal year 2014 under the Cash Incentive Plan. For fiscal year 2014, the incentive compensation plans established by the Compensation Committee include the following components:

•	the total maximum incentive compensation attainable is as follows (expressed as a percentage of the executive’s base salary):

Position	2014 Plan Maximum
CEO	300%
CFO	200%
COO	200%
Division Presidents	150%

•	For 2014, the incentive compensation targets for the CEO and the CFO include a component for relative Total Shareholder Return (1 year) relative to a peer group consisting of selected companies in the Healthcare Facilities Group. Up to 20% of their respective salaries can be earned (or, 6.7% and 10.0%, respectively of their total incentive compensation amount) if the maximum target of the 75th percentile is attained.

•	An incentive opportunity is included for the attainment of specific non-financial performance improvements. The incentive compensation to be awarded for the attainment of non-financial performance improvements has been set at 25% for the CEO, CFO and COO and at 10% for each Division President; these amounts will be reduced if the performance improvements are not attained. Any such reduction will be determined in the discretion of the Compensation Committee. The 2014 non-financial performance criteria include such items as: successful physician and mid-level practitioner recruitment efforts; maintaining expenditures within the established capital budget; maintaining/improving the prior year’s overall clinical compliance; volume, revenue, and earnings growth and total shareholder return, relative to industry peers; and achieving revenue growth objectives tied to Affordable Care Act implementation.

•	The 2014 incentive compensation plans continue to be weighted towards the attainment of key financial objectives as follows (expressed as a percentage of salary; maximum opportunity):

Executive	Performance Goal	Opportunity
CEO	Company EBITDA	185%
	Continuing Operations EPS	40%
	Net Revenues	20%
	Total Shareholder Return	20%
	Performance Improvements	25%
	Overachievement of Company Goals	10%

	Total CEO	300%

CFO	Company EBITDA	105%
	Continuing Operations EPS	25%
	Net Revenues	15%
	Total Shareholder Return	20%
	Performance Improvements	25%
	Overachievement of Company Goals	10%

	Total CFO	200%

COO	Company EBITDA	100%
	Continuing Operations EPS	20%
	Net Revenues	20%
	Division Hospital EBITDA	25%
	Performance Improvements	25%
	Overachievement of Company Goals	10%

	Total COO	200%

Division Presidents	Division Hospital EBITDA	70%
	Company EBITDA	25%
	Continuing Operations EPS	10%
	Division Hospital EBITDA Margin Improvement	4%
	Division Hospital Revenue	6%
	Division Hospital Non-Self-Pay Admissions Growth	5%
	Division Clinic Performance	10%
	Performance Improvements	10%
	Overachievement of Company Goals	10%

	Total Division Presidents (each)	150%

2014 Base Salaries

The following base salary amounts for the Company’s Named Executive Officers were approved on February 26, 2014. None of our executive officers has a written employment agreement.

Name and Position	2014 Base Salary
Wayne T. Smith, Chairman and Chief Executive Officer	$1,500,000

W. Larry Cash, Director, President of Financial Services and Chief Financial Officer	$800,000

David L. Miller, President and Chief Operating Officer	$700,000

William S. Hussey, Division President, Division Operations	$650,000

Thomas D. Miller, Division President, Division Operations	$650,000

Michael T. Portacci, Division President, Division Operations	$590,000

Long-Term Incentive Compensation – Stock Awards

On February 26, 2014, pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan, the Compensation Committee approved the following equity grants to its Named Executive Officers. All such equity grants will be effective March 1, 2014 (the “grant date”) and may be amended, modified or terminated by the Board of Directors or the Compensation Committee at any time prior to March 1, 2014:

Name and Position	Non-Qualified Stock Options	Performance-Based Restricted Shares
Wayne T. Smith, Chairman and Chief Executive Officer	0	150,000

W. Larry Cash, Director, President of Financial Services and Chief Financial Officer	0	75,000

David L. Miller, President and Chief Operating Officer	0	50,000

William S. Hussey, Division President, Division Operations	0	25,000

Michael T. Portacci, Division President, Division Operations	0	25,000

Thomas D. Miller, Division President, Division Operations	0	25,000

All other executive officers as a group (75,000 of the restricted shares awarded were performance-based, the balance, 90,000 shares, were granted with 3-year time vesting restrictions only)	0	165,000

The performance-based restricted stock awards have both performance and time vesting components. Generally, the performance objective that must be met is the Company’s attainment for calendar year 2014 of either (i) seventy-five percent (75%) or more of the low end of the range of projected earnings per share from continuing operations, or (ii) ninety percent (90%) or more of the low end of the range of net operating revenues, each as stated in the Company’s earnings release filed with the Securities and Exchange Commission on Form 8-K on February 18, 2014. Once the performance objective has been attained (in the case of the performance-based restricted stock awards), restrictions will lapse in equal one-third (1/3) increments on each of the first three anniversaries of the grant date. If the performance objective is not attained, the awards will be forfeited in their entirety. Notwithstanding the performance objectives and the vesting requirements described above, the restrictions will lapse earlier in the event of the death or disability of the grantee, or in the event of a change in control of the Company if and to the extent that the outstanding awards are not assumed, continued or replaced by the acquirer on terms that are equal to or more favorable than the terms of the original grant. In the event of a grantee’s termination of employment without cause by his or her employer, the award will not be terminated; rather when it is determined that the performance objective has been met (or if it has already been met), the award will accelerate in its entirety on such date.

Long-Term Incentive Compensation – Special Purpose Stock Awards pursuant to the Acquisition of HMA

On February 26, 2014, pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan, the Compensation Committee approved the following equity grants to its Named Executive Officers, which are subject to the achievement of previously defined levels of synergies as a result of the Company’s acquisition of Health Management Associates, Inc. (“HMA”). All such equity grants will be effective March 1, 2014 (the “grant date”) and may be amended, modified or terminated by the Board of Directors or the Compensation Committee at any time prior to March 1, 2014:

Name and Position	Performance-Based Restricted Shares
Wayne T. Smith, Chairman and Chief Executive Officer	300,000

W. Larry Cash, Director, President of Financial Services and Chief Financial Officer	150,000

David L. Miller, President and Chief Operating Officer	100,000

William S. Hussey, Division President, Division Operations	20,000

Michael T. Portacci, Division President, Division Operations	10,000

Thomas D. Miller, Division President, Division Operations	10,000

All other executive officers as a group	120,000

The special purpose performance-based restricted stock awards have both performance and time vesting components. The performance objective is based on attaining synergies from the HMA acquisition.

If $80 million in synergies (the “2014 Synergy Target”) are attained in the first measurement period (February 1, 2014 through January 31, 2015), then the restrictions will lapse on one-third (1/3) of each award on the first anniversary of the grant date. The remainder of the awards will “carry over” until it is determined if the “Combined Synergy Target” is attained. There are two opportunity levels for the Combined Synergy Target – if the synergies attained for the period from February 1, 2014 through January 31, 2016 total between $150 million and $200 million, then one half (1/2) of each award will be earned and the restrictions will lapse on the one-half (1/2) of the award earned, less the one-third (1/3) for which the restrictions previously lapsed, in equal one-half (1/2) increments on March 1, 2016 and March 1, 2017. The other one-half (1/2) of each award will be forfeited. If the synergies attained for the period from February 1, 2014 through January 31, 2016 total $200 million or more, the full amount of each award will be earned and the restrictions will lapse on the awards, less the one-third (1/3) for which the restrictions previously lapsed, in equal one-half (1/2) increments on March 1, 2016 and March 1, 2017. If neither component of the Combined Synergy Target is attained, the remaining two-thirds (2/3) of the award will be forfeited.

If the 2014 Synergy Target is not attained, then the award will “carry over” until it is determined if the “Combined Synergy Target” is attained. If the synergies attained for the period from February 1, 2014 through January 31, 2016 total between $150 million and $200 million, then one half (1/2) of the award will be earned and the restrictions will lapse on the one-half (1/2) of each award earned in equal one-half (1/2) increments on March 1, 2016 and March 1, 2017. The other one-half (1/2) of each award will be forfeited. If the synergies for the period from February 1, 2014 through January 31, 2016 total $200 million or more, the full amount of each award will be earned and the restrictions will lapse on the awards in equal one-half (1/2) increments on March 1, 2016 and March 1, 2017. If neither the 2014 Synergy Target nor either component of the Combined Synergy Target is attained, the awards will be forfeited in their entirety.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 30, 2014, the Company made certain officer appointments in connection with its acquisition of HMA. On February 26, 2014, the board of directors of the Company amended the Company’s by-laws (the “By-laws”) to make appropriate changes to the By-laws in order to reflect these appointments.

The foregoing description of the By-laws, as amended, is qualified in its entirety by reference to the full text of the Amended and Restated By-laws of the Company, a copy of which is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following items are included as Exhibits to this report and incorporated herein by reference:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Amended and Restated By-laws of Community Health Systems, Inc. dated February 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC.

Date: February 28, 2014	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director (principal financial officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Amended and Restated By-laws of Community Health Systems, Inc. dated February 26, 2014